SHAREHOLDER AGREEMENT

This Shareholder Agreement ("Agreement") is entered into effective the 30th day of November, 2012, by and between Kenneth P. Hodgson and Rita J. Hodgson, husband and wife (collectively "Hodgson"), and Nevada Gold Corp., a Nevada corporation ("Nevada Gold").

Recitals

A. Hodgson is the owner of two million (2,000,000) shares in Nevada Gold (the "Shares") pursuant to a Purchase and Sale Agreement between the parties entered into effective November 30, 2012 ("Purchase and Sale Agreement").

B. The Shares issued pursuant to the Purchase and Sale Agreement are issued subject to the terms and conditions as set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing, and for mutual good and valuable consideration, the parties agree with respect to the Shares as follows:

1. Endorsement of Stock. Any certificates for the Shares shall be endorsed as follows:

> THE SECURITY OR SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT ONLY, NOT FOR PURPOSES OF DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. ACCORDINGLY, NO INTEREST THEREIN MAY BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS.
>
> THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDER AGREEMENT TO WHICH THE CORPORATION IS A PARTY, AND NONE OF SUCH SHARES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN SUCH AGREEMENT. A COPY OF THE

SHAREHOLD AGREEMENT IS ON FILE IN THE OFFICE OF THE CORPORATION.

2. Representations by Hodgson. Hodgson represents and warrants to Nevada Gold as follows with respect to the Shares:

(a) The Shares were acquired for investment for Hodgson's own account and not with a view to their distribution to others. The terms of the acquisition of the Shares were established by negotiations between Hodgson and Nevada Gold, and in connection therewith, Hodgson was given access to relevant information concerning the condition and operation of Nevada Gold. Hodgson is knowledgeable and experienced in financial and business matters and is in a position to make an informed investment decision concerning the acquisition of the Shares and the risks attending such investment. Further, in light of Hodgson's personal financial position, Hodgson is able to bear the economic risks of investment in the Shares.

(b) The Shares have not been registered under the United States Securities Act of 1933 or other applicable securities laws and, accordingly, the Shares are not freely transferable. Hodgson consents and agrees that Nevada Gold may imprint on any certificate evidencing any of the Shares an appropriate legend or notification to the effect that the Shares are not freely transferable and may be transferred only in compliance with applicable securities laws. Hodgson further consents and agrees that Nevada Gold may give appropriate "stop order" instructions in this regard to any transfer agent for any Shares.

(c) Hodgson expressly covenants not to offer for sale or sell any of the Shares, or any interest therein, except in compliance with the United States Securities Act of 1933, as amended, and other applicable securities laws and regulations. Hodgson understands and agrees that transfer of any of the Shares shall not be effected except upon a satisfactory demonstration to Nevada Gold's counsel that such transfer is to be effected in compliance with applicable securities laws and regulations. Hodgson hereby agrees to indemnify Nevada Gold, together with its officers and directors, against any and all liabilities, losses, damages and expenses (including reasonable attorneys' fees) arising (directly or indirectly) from or in connection with any disposition of the Shares, or any interest therein, in violation of (or allegedly in violation of) applicable securities laws or regulations, including all such expenses incurred in connection with the defense against any such claim.

3. Further Restrictions on Transfer. The Shares are hereby subject to the following additional restrictions on transfer. As used in this Agreement, the term "transfer" shall mean to pledge, encumber or in any manner use as collateral, to transfer, or to sell or otherwise to dispose of, or suffer disposition or encumbrance, voluntarily or involuntarily, and includes, without

limitation, division of marital property by voluntary agreement or in connection with a divorce decree, dissolution of marriage or other equitable division of community property or other property held by husband and wife.

3.1 General Transfer Restriction. Hodgson agrees not to make any transfer of all or any portion of the Shares until the earlier to occur of (i) January 1, 2014, or (ii) the date on which there is then in effect a registration statement under the United States Securities Act of 1933, as amended, or any applicable Canadian securities law. The Shares shall additionally be subject to the restrictions set forth in sections 3.2 and 3.3 herein.

3.2 Share Registration – Market Stand-Off Agreement. Hodgson agrees that it shall not transfer the Shares for a period specified by any underwriter for common stock or other securities of Nevada Gold for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of Nevada Gold filed under the United States Securities Act of 1933, as amended, or any applicable Canadian securities law. Hodgson agrees to execute and deliver such other agreements as may be reasonably requested by Nevada Gold or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by Nevada Gold or its underwriter, Hodgson shall provide, within ten (10) days of such request, such information as may be required by Nevada Gold or its underwriter in connection with the completion of any public offering of the Nevada Gold securities. The provisions of this section 3.2 shall be applicable with respect to the Shares irrespective of timing of any share registration by Nevada Gold.

3.3 Leak-Out Provision. Following the transfer restriction period as set forth in section 3.1 above, the amount of shares that Hodgson, or his assigns, can sell is limited, regardless of whether such sales involve restricted or unrestricted securities, to 150,000 shares per month.

4. Miscellaneous

4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado.

4.2 Survival. The representations and warranties made herein shall survive any completion of any transactions contemplated by this Agreement.

4.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

4.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.6 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.7 Titles and Subtitles. The titles of the section and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the date set forth in the first paragraph hereof.

NEVADA GOLD CORP., a Nevada corporation

By: [signature]
Its: DENIS CORIN

[signature]
Kenneth P. Hodgson

[signature] Rita J. Hodgson
Rita J. Hodgson

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